Pricing Supplement No. 16,037

Registration Statement Nos. 333-293641; 333-293641-01

Dated June 3, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Jump Securities with Auto-Callable Feature due June 7, 2029

Based on the Worst Performing of the iShares® Expanded Tech-Software Sector ETF, the VanEck® Gold Miners ETF and the iShares® 20+ Year Treasury Bond ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement, tax supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest.

￭Automatic early redemption. The securities will be automatically redeemed if the closing level of each underlier is greater than or equal to its call threshold level on any determination date (other than the final determination date) for an early redemption payment that will increase over the term of the securities. No further payments will be made on the securities once they have been automatically redeemed.

￭Payment at maturity. If the securities have not been automatically redeemed prior to maturity and the final level of each underlier is greater than or equal to its upside threshold level, investors will receive a fixed positive return at maturity. If the final level of any underlier is less than its upside threshold level but the final level of each underlier is greater than or equal to its downside threshold level, investors will receive only the stated principal amount at maturity. If, however, the final level of any underlier is less than its downside threshold level, investors will lose 1% for every 1% decline in the level of the worst performing underlier over the term of the securities. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

￭The value of the securities is based on the worst performing underlier. The fact that the securities are linked to more than one underlier does not provide any asset diversification benefits and instead means that a decline in the level of any underlier beyond its downside threshold level will adversely affect your return on the securities, even if the other underliers have appreciated or have not declined as much.

￭The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity that exceeds the stated principal amount. You will not participate in any appreciation of any underlier. Investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlier. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Aggregate principal amount:	$2,491,000
Underliers:

iShares® Expanded Tech-Software Sector ETF (the “IGV Fund”), VanEck® Gold Miners ETF (the “GDX Fund”) and iShares® 20+ Year Treasury Bond ETF (the “TLT Fund”). We refer to each of the IGV Fund, the GDX Fund and the TLT Fund as an underlying fund.

Strike date:	June 3, 2026
Pricing date:	June 3, 2026
Original issue date:	June 8, 2026
Final determination date:	June 4, 2029, subject to postponement for non-trading days and certain market disruption events
Maturity date:	June 7, 2029
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$962.50 per security. See “Estimated Value of the Securities” on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)(2)	Proceeds to us(3)
Per security	$1,000	$5	$995
Total	$2,491,000	$12,455	$2,478,545

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $995 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities. MS & Co., an affiliate of the Issuer, may pay a third party data analytics provider a fee of $0.50 for each security sold in this offering. MS & Co. is obtaining these analytics at the request of the third party dealer involved with this offering with the third party dealer also designated as a permitted user of the relevant analytics. The Issuer and MS & Co. make no representations or warranties as to use or fitness of the analytics and MS & Co. specifically disclaims liability relating to the analytics. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

Terms continued from the previous page
Automatic early redemption:

The securities are not subject to automatic early redemption until the first determination date. If, on any determination date (other than the final determination date), the closing level of each underlier is greater than or equal to its call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been automatically redeemed.

The securities will not be redeemed on any early redemption date if the closing level of any underlier is less than its call threshold level on the related determination date.

First determination date:	June 10, 2027. Under no circumstances will the securities be redeemed prior to the first determination date.
Determination dates:	As set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below, subject to postponement for non-trading days and certain market disruption events
Call threshold level:

With respect to the IGV Fund, $100.20, which is 100% of its initial level

With respect to the GDX Fund, $85.00, which is 100% of its initial level

With respect to the TLT Fund, $85.31, which is 100% of its initial level

Early redemption payment:

The early redemption payment with respect to a determination date will be an amount in cash per stated principal amount corresponding to a return of approximately 38.00% per annum, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

Early redemption dates:	As set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below
Payment at maturity per security:

If the securities have not been automatically redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

•If the final level of each underlier is greater than or equal to its upside threshold level:

$2,140

•If the final level of any underlier is less than its upside threshold level but the final level of each underlier is greater than or equal to its downside threshold level:

stated principal amount

•If the final level of any underlier is less than its downside threshold level:

stated principal amount × performance factor of the worst performing underlier

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

Final level:	With respect to each underlier, the closing level on the final determination date
Upside threshold level:

With respect to the IGV Fund, $90.18, which is 90% of its initial level*

With respect to the GDX Fund, $76.50, which is 90% of its initial level*

With respect to the TLT Fund, $76.779, which is 90% of its initial level*

Downside threshold level:

With respect to the IGV Fund, $60.12, which is 60% of its initial level*

With respect to the GDX Fund, $51.00, which is 60% of its initial level*

With respect to the TLT Fund, $51.186, which is 60% of its initial level*

Initial level:

With respect to the IGV Fund, $100.20, which is its closing level on the strike date

With respect to the GDX Fund, $85.00, which is its closing level on the strike date

With respect to the TLT Fund, $85.31, which is its closing level on the strike date

Closing level:	“Closing level” and “adjustment factor” have the meanings set forth under “General Terms of the Securities—Some Definitions” in the accompanying product supplement.
Performance factor:	With respect to each underlier, final level / initial level
Worst performing underlier:	The underlier with the lowest percentage return from its initial level to its final level
CUSIP:	61781F6H1
ISIN:	US61781F6H14
Listing:	The securities will not be listed on any securities exchange.

*As necessary, calculated levels have been rounded to three decimal places.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Date		Early Redemption Date	Early Redemption Payment (per Security)
#1	June 10, 2027	June 15, 2027	$1,380
#2	December 3, 2027	December 8, 2027	$1,570
#3	June 5, 2028	June 8, 2028	$1,760
#4	December 4, 2028	December 7, 2028	$1,950
Final determination date	June 4, 2029	The maturity date	See “Payment at maturity” above.

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

Estimated Value of the Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. Our estimate of the value of the securities as determined on the pricing date is set forth on the cover of this document.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed with respect to a determination date and how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity. The following examples are for illustrative purposes only. Whether the securities are automatically redeemed prior to maturity will be determined by reference to the closing level of each underlier on each determination date. The payment at maturity will be determined by reference to the closing level of each underlier on the final determination date. The actual initial level, call threshold level, upside threshold level and downside threshold level for each underlier were determined on the strike date. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical initial level:	With respect to the IGV Fund, $100.00* With respect to the GDX Fund, $100.00* With respect to the TLT Fund, $100.00*
Hypothetical call threshold level:

With respect to the IGV Fund, $100.00, which is 100% of its hypothetical initial level

With respect to the GDX Fund, $100.00, which is 100% of its hypothetical initial level

With respect to the TLT Fund, $100.00, which is 100% of its hypothetical initial level

Hypothetical upside threshold level:

With respect to the IGV Fund, $90.00, which is 90% of its hypothetical initial level

With respect to the GDX Fund, $90.00, which is 90% of its hypothetical initial level

With respect to the TLT Fund, $90.00, which is 90% of its hypothetical initial level

Hypothetical downside threshold level:

With respect to the IGV Fund, $60.00, which is 60% of its hypothetical initial level

With respect to the GDX Fund, $60.00, which is 60% of its hypothetical initial level

With respect to the TLT Fund, $60.00, which is 60% of its hypothetical initial level

Early redemption payment:	The early redemption payment with respect to a determination date will be an amount in cash per stated principal amount corresponding to a return of approximately 38.00% per annum, as follows:
	Determination Date	Payment per Security
	#1	$1,380
	#2	$1,570
	#3	$1,760
	#4	$1,950
	No further payments will be made on the securities once they have been automatically redeemed.
Payment at maturity (if the final level of each underlier is greater than or equal to its call threshold level):	$2,140 per security

*The hypothetical initial level of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial level of any underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underliers.

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

How to determine whether the securities will be automatically redeemed with respect to a determination date:

	Closing Level			Early Redemption Payment
	IGV Fund	GDX Fund	TLT Fund
Hypothetical Determination Date #1	$65.00 (less than its call threshold level)	$115.00 (greater than or equal to its call threshold level)	$90.00 (less than its call threshold level)	N/A
Hypothetical Determination Date #2	$130.00 (greater than or equal to its call threshold level)	$140.00 (greater than or equal to its call threshold level)	$200.00 (greater than or equal to its call threshold level)	$1,570

On hypothetical determination date #1, because the closing level of at least one underlier is less than its call threshold level, the securities are not automatically redeemed on the related early redemption date.

On hypothetical determination date #2, because the closing level of each underlier is greater than or equal to its call threshold level, the securities are automatically redeemed on the related early redemption date for an early redemption payment corresponding to a return of approximately 38.00% per annum. No further payments are made on the securities once they have been automatically redeemed.

If the closing level of any underlier is less than its call threshold level on each determination date, the securities will not be automatically redeemed prior to maturity.

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

The hypothetical examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Level			Payment at Maturity per Security
	IGV Fund	GDX Fund	TLT Fund
Example #1	$170.00 (greater than or equal to its upside threshold level)	$175.00 (greater than or equal to its upside threshold level)	$140.00 (greater than or equal to its upside threshold level)	$2,140
Example #2	$80.00 (less than its upside threshold level but greater than or equal to its downside threshold level)	$115.00 (greater than or equal to its upside threshold level)	$105.00 (greater than or equal to its upside threshold level)	$1,000
Example #3	$45.00 (less than its downside threshold level)	$130.00 (greater than or equal to its upside threshold level)	$75.00 (less than its upside threshold level but greater than or equal to its downside threshold level)	$1,000 × performance factor of the worst performing underlier = $1,000 × ($45.00 / $100.00) = $450.00
Example #4	$30.00 (less than its downside threshold level)	$35.00 (less than its downside threshold level)	$40.00 (less than its downside threshold level)	$1,000 × ($30.00 / $100.00) = $300.00

In example #1, the final level of each underlier is greater than or equal to its upside threshold level. Therefore, investors receive at maturity a payment corresponding to a return of approximately 38.00% per annum. Investors do not participate in any appreciation of any underlier.

In example #2, the final level of at least one underlier is less than its upside threshold level, but the final level of each underlier is greater than or equal to its downside threshold level. Therefore, investors receive at maturity the stated principal amount.

In examples #3 and #4, the final level of at least one underlier is less than its downside threshold level. Therefore, investors receive at maturity a payment that reflects a loss of 1% of principal for each 1% decline in the level of the worst performing underlier.

If the securities have not been automatically redeemed prior to maturity and the final level of any underlier is less than its downside threshold level, you will be exposed to the negative performance of the worst performing underlier at maturity, and your payment at maturity will be significantly less than the stated principal amount of the securities and could be zero.

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, tax supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal and do not pay interest. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal and do not pay interest. If the securities have not been automatically redeemed prior to maturity and the final level of any underlier is less than its downside threshold level, the payout at maturity will be an amount in cash that is significantly less than the stated principal amount of each security, and you will lose an amount proportionate to the full decline in the level of the worst performing underlier over the term of the securities. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire initial investment in the securities.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited by the applicable fixed early redemption payment or payment at maturity, as applicable, payable only if the closing level of each underlier is greater than or equal to its call threshold level on the related determination date (other than the final determination date) or greater than or equal to its upside threshold level on the final determination date, as applicable. In all cases, you will not participate in any appreciation of any underlier, which could be significant.

￭The securities are subject to early redemption risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are automatically redeemed prior to maturity, you will receive no further payments on the securities, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed prior to the first determination date.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the securities more than any other single factor. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

odividend rates on the underliers, as applicable;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or markets generally;

othe availability of comparable instruments;

othe occurrence of certain events affecting an underlier that may or may not require an adjustment to an adjustment factor;

othe composition of any underlier and changes in such composition, as applicable;

othe time remaining until the securities mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale, the closing level of any underlier is at, below or not sufficiently above its downside threshold level, or if market interest rates rise.

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the closing level of each underlier will be greater than or equal to its call threshold level on any determination date (other than the final determination date) or greater than or equal to its upside threshold level on the final determination date, as applicable, so that you will receive a payment on the securities that exceeds the stated principal amount, or that the final level of each underlier will be greater than or equal to its downside threshold level so that you do not suffer a significant loss on your initial investment in the securities.

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities, and, therefore, you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭As discussed in more detail in the accompanying product supplement, investing in the securities is not equivalent to investing in the underlier(s).

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, the securities may be subject to the “constructive ownership” regime, in which case certain adverse tax consequences may apply upon your disposition of a security. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlier(s)

￭Because your return on the securities will depend upon the performance of the underlier(s), the securities are subject to the following risk(s), as discussed in more detail in the accompanying product supplement.

oYou are exposed to the price risk of each underlier.

oBecause the securities are linked to the performance of the worst performing underlier, you are exposed to a greater risk of not receiving a positive return on the securities and/or sustaining a significant loss on your investment than if the securities were linked to just one underlier.

oAdjustments to an underlying fund or the index tracked by such underlying fund could adversely affect the value of the securities.

oThe performance and market price of an underlying fund, particularly during periods of market volatility, may not correlate with the performance of its share underlying index, the performance of the component securities of its share underlying index or the net asset value per share of such underlying fund.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect an underlying fund.

oThere are risks associated with investments in securities linked to the value of foreign equity securities.

oSecurities linked to certain underliers are subject to currency exchange risk.

￭The iShares® Expanded Tech-Software Sector ETF is subject to risks associated with the software sector. All or substantially all of the equity securities held by the iShares® Expanded Tech-Software Sector ETF are issued by companies whose primary line of business is directly associated with the design, distribution, manufacture and sale of software. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The values of companies that are involved in the software industry, such as application software, systems software and home entertainment software sub-industries, are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation, changes in the prices and availability of raw materials and competition in the software industry, both domestically and internationally, including competition from foreign competitors with potentially lower productions costs. Such companies may also be heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, such companies may face competition for the services of, and difficulties in employing and retaining, qualified personnel.

￭The VanEck® Gold Miners ETF has announced a change to the share underlying index that it tracks. Prior to market close on September 19, 2025, the VanEck® Gold Miners ETF’s share underlying index was the NYSE Arca Gold Miners Index. After market close on September 19, 2025, the VanEck® Gold Miners ETF ’s share underlying index changed to the MarketVector Global Gold Miners Index. The MarketVector Global Gold Miners Index differs from the NYSE Arca Gold Miners Index, including in the use of different market capitalization criteria for inclusion in the index and different weighting schemes. Accordingly, the composition of the VanEck® Gold Miners ETF changed as a result of this transition. In connection with this change, the VanEck® Gold Miners ETF may have experienced, and may continue to experience, additional portfolio turnover, and the VanEck® Gold Miners ETF may have experienced, and may continue to experience, higher tracking error than had been typical for the VanEck® Gold Miners ETF. This change could have adversely affected, and may continue to adversely affect, the performance of the VanEck® Gold Miners ETF and, in turn, your return on the securities. In addition, when evaluating the historical performance of the VanEck® Gold Miners ETF included below, you should bear in mind that the historical performance of the VanEck® Gold Miners ETF might have been meaningfully different had the VanEck® Gold Miners ETF tracked the MarketVector Global Gold Miners Index prior to September 19, 2025.

￭The securities are subject to risks associated with the gold and silver mining industry. Because the securities are linked to the VanEck® Gold Miners ETF, the securities are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the MarketVector Global Gold Miners Index and that are generally tracked by the VanEck® Gold Miners ETF are stocks of companies primarily engaged in the mining of gold or silver. The VanEck® Gold Miners ETF may be subject to increased price volatility as it is linked to a single industry, market or sector, and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

Because the VanEck® Gold Miners ETF primarily invests in stocks, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) of companies that are involved in the gold mining industry, the VanEck® Gold Miners ETF is subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The VanEck® Gold Miners ETF invests to a lesser extent in stocks, ADRs and GDRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, photography and silverware.

￭The securities are subject to interest rate-related risks and credit-related risks. The iShares® 20+ Year Treasury Bond ETF invests in U.S. dollar-denominated fixed-income securities. However, the performance of the iShares® 20+ Year Treasury Bond ETF will reflect only changes in the market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF and will not reflect interest payments on these bonds. As a result, the performance of the iShares® 20+ Year Treasury Bond ETF will be less, and perhaps significantly less, than the return that would be realized by a direct investment in the iShares® 20+ Year Treasury Bond ETF. The market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are volatile and will be significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuers of these bonds.

In general, the value of bonds is significantly affected by changes in current market interest rates. As interest rates rise, the prices of bonds, including those held by the iShares® 20+ Year Treasury Bond ETF, are likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The iShares® 20+ Year Treasury Bond ETF holds U.S. Treasury securities with a remaining maturity of greater than 20 years and as a result will be particularly sensitive to interest rate changes. As a result, rising interest rates will likely cause the value of the bonds held by the iShares® 20+ Year Treasury Bond ETF and the value of the securities to decline, possibly significantly.

In addition, the prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are significantly influenced by the creditworthiness of the issuers of those bonds. The issuers of the bonds held by bond ETFs may have their credit ratings downgraded or their credit spreads may widen significantly. Following a ratings downgrade by any credit rating agency or the widening of credit spreads, some or all of the bonds held by the iShares® 20+ Year Treasury Bond ETF may suffer significant and rapid price declines.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the securities. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities.

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

Historical Information

iShares® Expanded Tech-Software Sector ETF Overview

Bloomberg Ticker Symbol: IGV UF

The iShares® Expanded Tech-Software Sector ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the S&P North American Expanded Technology Software IndexTM. The underlying fund manager with respect to the iShares® Expanded Tech-Software Sector ETF is iShares® Trust, which is a registered investment company. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-92935 and 811-09729, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the IGV Fund on June 3, 2026 was $100.20. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

IGV Fund Daily Closing Levels January 1, 2021 to June 3, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P North American Expanded Technology Software IndexTM. The S&P North American Expanded Technology Software IndexTM is managed by S&P Dow Jones Indices LLC and is a modified market capitalization-weighted index that is designed to measure the performance of U.S. traded securities from the software industry and select companies from the interactive home entertainment and interactive media and services industries in the U.S. and Canada, as determined by S&P Dow Jones Indices LLC.

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

VanEck® Gold Miners ETF Overview

Bloomberg Ticker Symbol: GDX UP

The VanEck® Gold Miners ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the MarketVector Global Gold Miners Index. The underlying fund manager with respect to the VanEck® Gold Miners ETF is VanEck® ETF Trust, which is a registered investment company. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Prior to market close on September 19, 2025, the VanEck® Gold Miners ETF share underlying index was the NYSE Arca Gold Miners Index. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-123257 and 811-10325, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the GDX Fund on June 3, 2026 was $85.00. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

GDX Fund Daily Closing Levels January 1, 2021 to June 3, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MarketVector Global Gold Miners Index. The MarketVector Global Gold Miners Index is a float-adjusted market capitalization-weighted index comprised of publicly traded companies involved primarily in the mining of gold and silver. The MarketVector Global Gold Miners Index includes common stocks, ADRs or GDRs of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. For more information, see “MarketVector Global Gold Miners Index” in the accompanying index supplement.

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

iShares® 20+ Year Treasury Bond ETF Overview

Bloomberg Ticker Symbol: TLT UQ

The iShares® 20+ Year Treasury Bond ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the ICE U.S. Treasury 20+ Year Bond Index. The underlying fund manager with respect to the iShares® 20+ Year Treasury Bond ETF is the iShares Trust, which is a registered investment company. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-92935 and 811-09729, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the TLT Fund on June 3, 2026 was $85.31. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

TLT Fund Daily Closing Levels January 1, 2021 to June 3, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

ICE U.S. Treasury 20+ Year Bond Index. The ICE U.S. Treasury 20+ Year Bond Index is a market value weighted index calculated, published and disseminated daily by Intercontinental Exchange (“ICE”). The index is designed to measure the U.S. Treasury market and includes U.S. dollar-denominated, fixed rate securities with terms to maturity greater than or equal to twenty years. The share underlying index publisher with respect to the ICE U.S. Treasury 20+ Year Bond Index is Intercontinental Exchange, or any successor thereof.

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement, tax supplement or prospectus, the terms described herein shall control.
TLT Fund:	The accompanying product supplement refers to the TLT Fund as an “underlying fund.”
Denominations:	$1,000 per security and integral multiples thereof
Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, subject to the potential application of the “constructive ownership” regime discussed below, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

Even if the treatment of the securities as prepaid financial contracts is respected, purchasing a security could be treated as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code (“Section 1260”), as described in the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying tax supplement. Due to the lack of direct legal authority, our counsel is unable to opine as to whether or how Section 1260 applies to the securities.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the potential application of

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities the “constructive ownership” regime, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $995 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities. MS & Co., an affiliate of the Issuer, may pay a third party data analytics provider a fee of $0.50 for each security sold in this offering. MS & Co. is obtaining these analytics at the request of the third party dealer involved with this offering with the third party dealer also designated as a permitted user of the relevant analytics. The Issuer and MS & Co. make no representations or warranties as to use or fitness of the analytics and MS & Co. specifically disclaims liability relating to the analytics.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement, the index supplement and the tax supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the index supplement, the tax supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement, the product supplement and the tax supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement, in the index supplement, in the tax supplement or in the prospectus. Each of the product supplement, the index

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Principal at Risk Securities supplement, the tax supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.